Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION, CONTACT:
May 2, 2013	David D. Brown
(276) 326-9000

First Community Bancshares, Inc. Announces First Quarter 2013 Results

and Quarterly Dividend

Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) (the “Company”) today reported net income for the quarter ended March 31, 2013, of $7.14 million. Net income available to common shareholders totaled $6.88 million, or $0.33 per diluted common share, for the quarter ended March 31, 2013. Excluding nonrecurring income and expense items, core earnings for the quarter ended March 31, 2013, totaled $6.98 million.

On April 30, 2013, the Company’s board of directors declared a quarterly cash dividend to common shareholders of twelve cents ($0.12) per common share. The quarterly dividend is payable to common shareholders of record on May 17, 2013, and is expected to be paid on or about May 31, 2013. The current dividend represents an increase of approximately 9% over the dividend paid during the same quarter of 2012. The current year marks the 28th consecutive year of cash dividends to shareholders.

First Quarter 2013 Highlights –

•	Core earnings were $6.98 million for the first quarter of 2013, an increase of $910 thousand, or 14.99%, compared with the first quarter of 2012.
•	Annualized core return on average assets was 1.05% and core return on average tangible common equity was 12.03% for the first quarter of 2013.
•	Loans held for investment increased $302.77 million, or 21.84%, compared with the first quarter of 2012.
•	The tax equivalent net interest margin increased 24 basis points to 4.15% for the first quarter of 2013 compared with the first quarter of 2012.
•	Net interest income was $23.36 million, an increase of $5.39 million, or 29.95%, compared with the first quarter of 2012.

Net Interest Income

Net interest income increased $5.39 million, or 29.95%, to $23.36 million for the first quarter of 2013 compared with the first quarter of 2012. The tax equivalent net interest margin increased 24 basis points to 4.15% for the first quarter of 2013 compared with 3.91% for the first quarter of 2012. Total interest income increased $5.32 million, or 23.46%, to $28.00 million for the first quarter of 2013 compared with the first quarter of 2012. The increase reflects the addition of loan portfolios from the Peoples Bank of Virginia (“Peoples”) and Waccamaw Bank (“Waccamaw”) acquisitions that occurred during the second quarter of 2012. The tax equivalent yield on loans increased 32 basis points to 5.92% while the average loan balance increased $312.05 million, or 22.38%, to $1.71 billion for the first quarter of 2013 compared with the first quarter of 2012. Interest on loans for the first quarter of 2013 also includes accretion related to the Peoples and Waccamaw acquisitions of $831 thousand and $3.01 million, respectively.

Total interest expense decreased $63 thousand, or 1.34%, to $4.64 million for the first quarter of 2013 compared with the first quarter of 2012. Deposit costs decreased $43 thousand, or 1.79%, to $2.36 million for the first quarter of 2013 compared with the first quarter of 2012, which was primarily due to a 17 basis point decrease in the average rate paid on interest-bearing deposits. Borrowing costs decreased $21 thousand, or 0.91%, to $2.28 million for the first quarter of 2013 compared with the first quarter of 2012. The average rate paid on interest-bearing liabilities decreased 23 basis points to 0.95% for the first quarter of 2013 compared with the first quarter of 2012. The average balance of interest-bearing liabilities increased $382.11 million, or 23.84%, to $1.98 billion for the first quarter of 2013 compared with the first quarter of 2012, which included a $362.79 million increase in average interest-bearing deposits and a $19.32 million increase in average total borrowings. The increases were primarily the result of the Peoples and Waccamaw acquisitions.

1

Noninterest Income

Noninterest income decreased $130 thousand, or 1.63%, to $7.86 million for the first quarter of 2013 compared with the first quarter of 2012. Wealth management revenues decreased $48 thousand, or 5.37%, for the first quarter of 2013 compared with the first quarter of 2012. The Trust and Wealth Management Divisions reported $906 million in assets under management as of March 31, 2013. Service charges on deposit accounts increased $155 thousand, or 5.14%, and other service charges and fees increased $201 thousand, or 12.68%, for the first quarter of 2013 compared with the first quarter of 2012. Insurance commissions increased $90 thousand, or 5.71%, to $1.67 million for the first quarter of 2013 compared with the same quarter of 2012. The Company realized a $117 thousand net gain on sale of securities for the first quarter of 2013, which was an increase of $66 thousand compared to the first quarter of 2012. The change in the FDIC indemnification asset during the first quarter of 2013 included negative accretion of $1.57 million resulting from improvements in actual and expected cash flows on covered assets. Other operating income included a net gain on debt prepayments of $296 thousand for the first quarter of 2013. The Company incurred no other-than-temporary impairment charges during the first quarters of 2013 or 2012.

Noninterest Expense

Noninterest expense increased $3.35 million, or 20.69%, to $19.54 million for the first quarter of 2013 compared with the first quarter of 2012, due largely to the Peoples and Waccamaw acquisitions. Salaries and employee benefits increased $1.89 million, or 22.96%, to $10.11 million for the first quarter of 2013 compared with the first quarter of 2012. The Peoples and Waccamaw acquisitions accounted for an increase in salaries and employee benefits of $1.25 million during the first quarter of 2013. Occupancy, furniture, and equipment expense increased $861 thousand, or 36.84%, to $3.20 million for the first quarter of 2013 compared with the first quarter of 2012. Other operating expense increased $620 thousand, or 12.61%, to $5.54 million for the first quarter of 2013 compared with the first quarter of 2012. Other operating expense included a net loss on sales and expenses associated with other real estate owned of $625 thousand for the first quarter of 2013 compared to $821 thousand for the first quarter of 2012. The efficiency ratio for the first quarter of 2013 was 59.55% compared to 57.18% for the first quarter of 2012.

Provision for Loan Losses and Asset Quality

The provision for loan losses for the first quarter of 2013 increased $220 thousand, or 23.86%, to $1.14 million, compared with the same period of the prior year.

Non-covered loans and other real estate owned are those assets not covered by the loss share agreement between the FDIC and the Bank in relation to the acquisition of Waccamaw. The allowance for loan losses decreased to $24.85 million at March 31, 2013, compared with $25.77 million at December 31, 2012, and $25.80 million at March 31, 2012. The allowance for loan losses as a percentage of non-covered loans was 1.66% at March 31, 2013, compared with 1.71% at December 31, 2012, and 1.86% at March 31, 2011. The decrease in the ratio of allowance for loan losses as a percentage of non-covered loans for the first quarter of 2013, compared to the first quarter of 2012, was impacted by loans marked to fair value as part of the Peoples’ acquisition. For the first quarter of 2013, net charge-offs increased $777 thousand, or 60.47%, compared with the fourth quarter of 2012, and $735 thousand, or 55.39%, compared with the first quarter of 2012. Annualized net charge-offs were 0.56% for the first quarter of 2013, which represents an increase compared with 0.38% for the first quarter of 2012.

Non-covered delinquent loans, comprised of loans 30 days or more past due and nonaccrual loans, as a percentage of total non-covered loans measured 2.83% at March 31, 2013, compared to 2.69% for the same period of the prior year. Non-covered nonaccrual loans increased to $30.08 million at March 31, 2013, compared with $23.93 million at December 31, 2012, and $24.62 million at March 31, 2012. The increase in non-covered nonaccrual loans during the first quarter of 2013 was primarily due to one commercial loan relationship totaling $6.40 million. At quarter end, the Company’s non-covered nonperforming loans as a percentage of total non-covered loans were 2.12% and non-covered nonperforming assets as a percentage of total non-covered assets were 1.43%.

Total nonperforming assets, including covered and non-covered loan portfolios, consisted of $34.64 million in nonaccrual loans, $1.60 million in unseasoned, accruing troubled debt restructurings, and $11.35 million in other real estate owned at March 31, 2013.

Balance Sheet and Capital

Consolidated assets totaled $2.72 billion as of March 31, 2013, a decrease of $8.58 million, or 0.31%, compared with $2.73 billion at December 31, 2012. Consolidated liabilities totaled $2.36 billion as of March 31, 2013, a decrease of $10.92 million, or 0.46%, compared with $2.37 billion at December 31, 2012. Total stockholders’ equity increased to $358.67 million as of March 31, 2013, compared with $356.32 million at December 31, 2012. Book value per as-converted common share increased to $16.93 for the quarter ended March 31, 2013, compared with $16.76 for the quarter ended December 31, 2012. Tangible book value per common share increased $0.17 to $11.83 compared with the first quarter of 2012. During the first quarter of 2013, the Company paid a cash dividend of $0.12 per common share.

2

The Company significantly exceeds regulatory “well capitalized” targets as of March 31, 2013, with a total risk-based capital ratio of 17.7%, Tier 1 risk-based capital ratio of 16.4%, and a Tier 1 leverage ratio of 10.4%.

Non-GAAP Financial Measures

The Company prepares its financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). This press release also refers to certain non-GAAP financial measures that the Company believes provide investors with important information, when used in conjunction with results presented in accordance with GAAP, regarding our operational performance.

Core earnings are a non-GAAP financial measure that excludes certain items from net income. Excluded items include gains, losses, and impairment losses on securities; goodwill and intangible impairment; amortization of intangibles; taxes; and other nonrecurring income and expense items. Management believes that core earnings provide the Company and investors a valuable tool to evaluate the Company’s financial results.

The efficiency ratio is a non-GAAP financial measure that is computed by dividing adjusted noninterest expense by the sum of tax equivalent net interest income and adjusted noninterest income. Management believes this measure provides investors with important information about the Company’s operating expense control and efficiency of operations. Management also believes this ratio focuses attention on the core operating performance of the Company over time and is highly useful in comparing period-to-period operating performance of core business operations. The efficiency ratio used by the Company may not be comparable to efficiency ratios reported by other financial institutions.

Tangible book value per common share is a non-GAAP financial measure that is defined as stockholders’ equity less goodwill and other intangibles, divided by as-converted common shares outstanding. Average tangible common equity is a non-GAAP financial measure that is defined as average stockholders’ equity less average goodwill, other intangibles, and the preferred liquidation preference.

Investor Relations

The Company will host an investor and media teleconference and webcast on Friday, May 3, 2013, at 9:00 a.m. To access the teleconference, the toll-free number is (877) 407-8031. Individuals may listen to the live or archived webcast of the conference call. To listen to the webcast, visit www.fcbinc.com and follow the link under the Investor Relations section. The Company’s press release and financial summary will be available in this section, as well. Copies of the Company’s first quarter 2013 earnings press release and financial summary will be made available upon request via fax, email, or postal service mail. To request a copy, contact David D. Brown, Chief Financial Officer, at (276) 326-9000.

About First Community Bancshares, Inc.

First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $2.72 billion financial holding company and the parent company of First Community Bank. First Community Bank operates seventy-two banking locations throughout Virginia, West Virginia, North Carolina, South Carolina, and Tennessee. First Community Bank offers wealth management and investment services through its Trust Division and First Community Wealth Management, a registered investment advisory firm. The Trust Division and First Community Wealth Management managed assets with a market value of $906 million as of March 31, 2013. The Company is also the parent company of Greenpoint Insurance Group, Inc., a full-service insurance agency headquartered in High Point, North Carolina, that operates five insurance offices throughout Virginia, West Virginia, and North Carolina. The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol, “FCBC.” Additional investor information can be found on the Company’s website at www.fcbinc.com.

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports including, but not limited to, the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

3

FIRST COMMUNITY BANCSHARES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended March 31,
(Amounts in thousands, except share and per share data)	2013	2012

Interest income
Interest and fees on loans held for investment	$24,844	$19,368
Interest on securities -- taxable	1,886	2,079
Interest on securities -- nontaxable	1,208	1,196
Interest on deposits in banks	66	39
Total interest income	28,004	22,682
Interest expense
Interest on deposits	2,362	2,405
Interest on short-term borrowings	590	595
Interest on long-term borrowings	1,690	1,705
Total interest expense	4,642	4,705
Net interest income	23,362	17,977
Provision for loan losses	1,142	922
Net interest income after provision for loan losses	22,220	17,055
Noninterest income
Wealth management income	846	894
Service charges on deposit accounts	3,168	3,013
Other service charges and fees	1,786	1,585
Insurance commissions	1,666	1,576
Net gain on sale of securities	117	51
Change in indemnification asset	(1,539)	-
Other operating income	1,817	872
Total noninterest income	7,861	7,991
Noninterest expense
Salaries and employee benefits	10,110	8,222
Occupancy expense of bank premises	1,855	1,526
Furniture and equipment	1,343	811
Amortization of intangible assets	179	233
FDIC premiums and assessments	472	322
Merger related expense	49	163
Other operating expense	5,536	4,916
Total noninterest expense	19,544	16,193
Income before income taxes	10,537	8,853
Income tax expense	3,396	2,852
Net income	7,141	6,001
Dividends on preferred stock	258	283
Net income available to common shareholders	$6,883	$5,718

Basic earnings per common share	$0.34	$0.32
Diluted earnings per common share	$0.33	$0.31
Cash dividends per common share	$0.12	$0.10

Weighted average basic shares outstanding	20,032,694	17,849,376
Weighted average diluted shares outstanding	21,394,066	19,189,923

Return on average assets	1.03%	1.06%
Return on average common equity	8.11%	7.88%

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FIRST COMMUNITY BANCSHARES, INC.
CONDENSED QUARTERLY STATEMENTS OF INCOME (Unaudited)

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands, except share and per share data)	2013	2012	2012	2012	2012
Interest Income
Interest and fees on loans held for investment	$24,844	$28,188	$28,275	$20,853	$19,368
Interest on securities -- taxable	1,886	1,770	1,980	2,001	2,079
Interest on securities -- nontaxable	1,208	1,216	1,215	1,256	1,196
Interest on deposits in banks	66	82	66	72	39
Total interest income	28,004	31,256	31,536	24,182	22,682
Interest Expense
Interest on deposits	2,362	2,604	2,603	2,360	2,405
Interest on short-term borrowings	590	656	675	589	595
Interest on long-term borrowings	1,690	1,860	1,799	1,749	1,705
Total interest expense	4,642	5,120	5,077	4,698	4,705
Net interest income	23,362	26,136	26,459	19,484	17,977
Provision for loan losses	1,142	1,220	1,916	1,620	922
Net interest income after provision for loan losses	22,220	24,916	24,543	17,864	17,055
Noninterest Income
Wealth management income	846	862	1,005	940	894
Service charges on deposit accounts	3,168	3,826	3,895	3,329	3,013
Other service charges and fees	1,786	1,682	1,631	1,564	1,585
Insurance commissions	1,666	1,215	1,616	1,336	1,576
Net impairment losses recognized in earnings	-	-	(942)	-	-
Net gain (loss) on sale of securities	117	213	228	(9)	51
Change in indemnification asset	(1,539)	-	-	-	-
Other operating income	1,817	437	3,730	1,183	872
Total noninterest income	7,861	8,235	11,163	8,343	7,991
Noninterest Expense
Salaries and employee benefits	10,110	10,693	10,860	8,892	8,222
Occupancy expense of bank premises	1,855	1,938	1,754	1,654	1,526
Furniture and equipment	1,343	1,404	955	975	811
Amortization of intangible assets	179	191	191	189	233
FDIC premiums and assessments	472	313	611	290	322
Merger related expense	49	866	645	3,419	163
Other operating expense	5,536	5,350	5,309	4,713	4,916
Total noninterest expense	19,544	20,755	20,325	20,132	16,193
Income before income taxes	10,537	12,396	15,381	6,075	8,853
Income tax expense	3,396	3,957	5,322	1,997	2,852
Net income	7,141	8,439	10,059	4,078	6,001
Dividends on preferred stock	258	272	220	283	283
Net income available to common shareholders	$6,883	$8,167	$9,839	$3,795	$5,718

Basic earnings per common share	$0.34	$0.41	$0.49	$0.20	$0.32
Diluted earnings per common share	$0.33	$0.39	$0.47	$0.20	$0.31
Cash dividends per common share	$0.12	$0.11	$0.11	$0.11	$0.10

Weighted average basic shares outstanding	20,032,694	20,063,873	20,013,264	18,561,714	17,849,376
Weighted average diluted shares outstanding	21,394,066	21,452,984	21,476,497	19,909,242	19,189,923

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FIRST COMMUNITY BANCSHARES, INC.
RECONCILIATION OF GAAP NET INCOME TO CORE EARNINGS (Unaudited)

	Three Months Ended March 31,
	2013	2012

(Amounts in thousands, except per share data)
Net income, GAAP	$7,141	$6,001
Non-GAAP adjustments:
Net impairment losses recognized in earnings	-	-
Net gain on sale of securities	(117)	(51)
Net gain on debt prepayment	(296)	-
Merger related expense	49	163
Other noncore, nonrecurring items	108	-
Total adjustments to core earnings	(256)	112
Tax effect	(96)	42
Core earnings, non-GAAP	$6,981	$6,071

Core return on average assets	1.05%	1.12%
Core return on average common equity	8.23%	8.37%
Core return on average tangible common equity	12.03%	11.93%
Core diluted earnings per common share	$0.33	$0.32

FIRST COMMUNITY BANCSHARES, INC.
EFFICIENCY RATIO CALCULATION (Unaudited)

	Three Months Ended March 31,
	2013	2012
(Amounts in thousands)
Noninterest expense, GAAP	$19,544	$16,193
Non-GAAP adjustments:
Merger related expenses	(49)	(163)
OREO expense and net loss	(625)	(821)
Other noncore, nonrecurring items	(108)	-
Adjusted noninterest expense	18,762	15,209

Net interest income, GAAP	23,362	17,977
Noninterest income, GAAP	7,861	7,991
Non-GAAP adjustments:
Tax equivalency adjustment	695	683
Net impairment losses recognized in earnings	-	-
Net gain on sale of securities	(117)	(51)
Net gain on debt prepayment	(296)	-
Other noncore, nonrecurring items	-	-
Adjusted net interest and noninterest income	31,505	26,600

Non-GAAP efficiency ratio	59.55%	57.18%

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FIRST COMMUNITY BANCSHARES, INC.
CONDENSED QUARTERLY BALANCE SHEETS (Unaudited)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2013	2012	2012	2012	2012
(Amounts in thousands)
Cash and due from banks	$41,467	$50,405	$44,865	$54,494	$36,555
Federal funds sold	110,544	66,509	93,005	64,815	61,328
Interest-bearing deposits in banks	15,030	27,933	27,359	36,856	11,729
Total cash and cash equivalents	167,041	144,847	165,229	156,165	109,612
Securities available-for-sale	537,507	534,358	517,161	526,607	478,352
Securities held-to-maturity	816	816	816	1,295	2,874
Loans held for sale	2,794	6,672	4,446	1,179	3,522
Loans held for investment, net of unearned income:
Covered under loss share agreements	195,060	219,055	221,977	238,777	-
Not covered under loss share agreements	1,494,232	1,505,598	1,541,633	1,568,312	1,386,525
Less allowance for loan losses	(24,850)	(25,770)	(25,835)	(26,171)	(25,800)
Loans, net	1,667,236	1,705,555	1,742,221	1,782,097	1,364,247
FDIC indemnification asset	45,393	48,073	49,477	52,067	-
Property, plant, and equipment, net	64,812	64,868	62,191	60,829	54,616
Other real estate owned:
Covered under loss share agreements	6,911	3,255	3,553	5,325	-
Not covered under loss share agreements	4,439	5,749	5,957	4,938	3,829
Interest receivable	8,166	7,842	6,038	8,396	5,886
Goodwill	104,689	104,866	104,022	99,402	83,056
Intangible assets	3,344	3,522	3,713	3,903	4,093
Other assets	109,937	105,116	109,272	109,297	96,704
Total assets	$2,720,291	$2,728,867	$2,769,650	$2,810,321	$2,203,269

Deposits:
Noninterest-bearing	$355,918	$343,352	$335,100	$340,895	$253,352
Interest-bearing	377,445	353,321	360,061	335,686	307,136
Savings	513,322	500,276	496,740	494,516	397,850
Time	800,812	833,226	872,059	934,110	621,412
Total deposits	2,047,497	2,030,175	2,063,960	2,105,207	1,579,750
Interest, taxes, and other liabilities	26,740	28,816	29,538	22,465	23,203
Securities sold under agreements to repurchase	121,506	136,118	146,904	148,367	124,266
FHLB borrowings	150,000	161,558	161,558	176,653	150,000
Other borrowings	15,877	15,877	15,877	15,918	15,925
Total liabilities	2,361,620	2,372,544	2,417,837	2,468,610	1,893,144
Preferred stock	17,421	17,421	17,921	18,921	18,921
Common stock	20,343	20,343	20,309	20,240	18,083
Additional paid-in capital	213,855	213,829	213,320	212,510	188,149
Retained earnings	117,489	113,013	107,055	99,418	97,588
Treasury stock, at cost	(7,517)	(6,458)	(5,446)	(5,672)	(5,721)
Accumulated other comprehensive loss	(2,920)	(1,825)	(1,346)	(3,706)	(6,895)
Total stockholders' equity	358,671	356,323	351,813	341,711	310,125
Total liabilities and stockholders' equity	$2,720,291	$2,728,867	$2,769,650	$2,810,321	$2,203,269

Shares outstanding at period end	19,985,212	20,053,466	20,086,404	20,008,181	17,849,376
Book value per common share at period end (1)	$16.93	$16.76	$16.50	$16.03	$16.19

Tangible book value per common share at period end (2)	$11.83	$11.66	$11.45	$11.19	$11.64

(1)	Book value per common share is defined as stockholders' equity divided by as-converted common shares outstanding.
(2)	Tangible book value per common share is defined as stockholders' equity less goodwill and other intangibles divided by as-converted common shares outstanding.

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FIRST COMMUNITY BANCSHARES, INC.
SELECTED CREDIT QUALITY INFORMATION (Unaudited)

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands)	2013	2012	2012	2012	2012

Allowance for Loan Losses
Beginning balance	$25,770	$25,835	$26,171	$25,800	$26,205
Provision for loan losses	1,142	1,220	1,916	1,620	922
Charge-offs	(2,759)	(1,717)	(2,613)	(1,613)	(1,562)
Recoveries	697	432	361	364	235
Net charge-offs	(2,062)	(1,285)	(2,252)	(1,249)	(1,327)
Ending balance	$24,850	$25,770	$25,835	$26,171	$25,800

Summary of Asset Quality
Non-covered loans
Nonaccrual loans	$30,076	$23,931	$26,514	$27,947	$24,617
Accruing loans past due 90 days or more	-	-	-	-	-
Troubled debt restructurings ("TDRs") (1)	1,596	6,009	121	469	2,668
Total non-covered nonperforming loans	31,672	29,940	26,635	28,416	27,285
Other real estate owned ("OREO") not covered under FDIC loss share agreements	4,439	5,749	5,957	4,938	3,829
Total non-covered nonperforming assets	$36,111	$35,689	$32,592	$33,354	$31,114
Covered Loans
Nonaccrual loans	$4,567	$4,323	$2,849	$-	$-
Accruing loans past due 90 days or more	-	-	-	-	-
Total covered nonperforming loans	4,567	4,323	2,849	-	-
OREO covered under FDIC loss share agreements	6,911	3,255	3,553	5,325	-
Total covered nonperforming assets	11,478	7,578	6,402	5,325	-
Total nonperforming assets	$47,589	$43,267	$38,994	$38,679	$31,114

Performing TDRs (2)	$10,272	$6,038	$6,742	$6,995	$7,052
Total TDRs (3)	$11,868	$12,047	$6,863	$7,464	$9,720

Asset Quality Ratios
Excluding covered assets
Nonperforming loans to total loans	2.12%	1.99%	1.73%	1.81%	1.97%
Nonperforming assets to total assets	1.43%	1.42%	1.28%	1.30%	1.41%
Allowance for loan losses to nonperforming loans	78.46%	86.07%	97.00%	92.10%	94.56%
Allowance for loan losses to non-covered total loans	1.66%	1.71%	1.68%	1.67%	1.86%
Annualized net charge-offs to average loans	0.56%	0.34%	0.58%	0.35%	0.38%
Including covered assets
Nonperforming loans to total loans	2.15%	1.99%	1.67%	1.57%	1.97%
Nonperforming assets to total assets	1.75%	1.59%	1.41%	1.38%	1.41%
Allowance for loan losses to nonperforming loans	68.57%	75.21%	87.62%	92.10%	94.56%
Allowance for loan losses to total loans	1.47%	1.49%	1.46%	1.45%	1.86%

(1)	Accruing TDRs restructured within the past six months
(2)	Accruing TDRs with six months or more of satisfactory payment performance
(3)	Accruing nonperforming and performing TDRs

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FIRST COMMUNITY BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2013	2012	2012	2012	2012
Selected Ratios
Return on average assets	1.03%	1.19%	1.41%	0.65%	1.06%
Return on average common equity	8.11%	9.59%	11.91%	5.00%	7.88%
Net interest margin	4.15%	4.49%	4.48%	3.93%	3.91%
Non-GAAP efficiency ratio quarter-to-date	59.55%	57.43%	52.40%	57.58%	57.18%
Non-GAAP efficiency ratio year-to-date	59.55%	55.96%	55.39%	57.38%	57.18%
Total equity to total assets	13.19%	13.06%	12.70%	12.16%	14.08%
Average earning assets to average assets	86.96%	86.87%	87.02%	87.68%	88.24%
Average loans to average deposits	84.98%	85.71%	87.88%	88.57%	89.85%

(Amounts in thousands)
Average Balances
Loans	$1,706,296	$1,745,584	$1,790,489	$1,512,451	$1,394,246
Investment securities	545,497	519,798	528,126	490,219	481,595
Earning assets	2,350,686	2,376,805	2,408,442	2,069,799	1,918,366
Total assets	2,703,029	2,736,037	2,767,790	2,360,567	2,174,004
Total deposits	2,007,840	2,036,697	2,037,467	1,707,613	1,551,728
Interest-bearing deposits	1,675,654	1,699,991	1,733,987	1,437,548	1,312,865
Borrowings	309,333	314,645	329,958	303,474	290,015
Interest-bearing liabilities	1,984,987	2,014,636	2,063,945	1,741,022	1,602,880
Stockholders' equity	361,549	356,812	347,637	323,994	310,795
Tax equivalent net interest income	24,057	26,832	27,139	20,206	18,660

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FIRST COMMUNITY BANCSHARES, INC.
AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Three Months Ended March 31,
	2013			2012
(Amounts in thousands)	Average Balance	Interest (1)	Average Yield/ Rate (1)	Average Balance	Interest (1)	Average Yield/ Rate (1)
Assets
Earning assets
Loans (2)	$1,706,296	$24,887	5.92%	$1,394,246	$19,407	5.60%
Securities available-for-sale	544,681	3,728	2.78%	478,358	3,857	3.24%
Securities held-to-maturity	816	17	8.45%	3,237	62	7.70%
Interest-bearing deposits	98,893	66	0.27%	42,525	39	0.37%
Total earning assets	2,350,686	28,698	4.95%	1,918,366	23,365	4.90%
Other assets	352,343			255,638
Total assets	$2,703,029			$2,174,004

Liabilities
Interest-bearing deposits
Demand deposits	$353,677	$56	0.06%	$282,887	$31	0.04%
Savings deposits	505,917	155	0.12%	395,588	110	0.11%
Time deposits	816,060	2,151	1.07%	634,390	2,264	1.44%
Total interest-bearing deposits	1,675,654	2,362	0.57%	1,312,865	2,405	0.74%
Borrowings
Federal funds purchased	-	-	-	1,970	2	0.00%
Retail repurchase agreements	75,751	105	0.56%	72,171	115	0.64%
Wholesale repurchase agreements	57,645	475	3.34%	50,000	468	3.76%
FHLB advances and other borrowings	175,937	1,699	3.92%	165,874	1,715	4.16%
Total borrowings	309,333	2,279	2.99%	290,015	2,300	3.19%
Total interest-bearing liabilities	1,984,987	4,641	0.95%	1,602,880	4,705	1.18%
Noninterest-bearing demand deposits	332,186			238,863
Other liabilities	24,307			21,466
Total liabilities	2,341,480			1,863,209
Stockholders' equity	361,549			310,795
Total liabilities and stockholders' equity	$2,703,029			$2,174,004
Net interest income, tax equivalent		$24,057			$18,660
Net interest rate spread (3)			4.00%			3.72%
Net interest margin (4)			4.15%			3.91%

(1)	Fully taxable equivalent at the rate of 35% ("FTE"). The FTE basis adjusts for the tax benefits of income on certain tax exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and nontaxable amounts.
(2)	Nonaccrual loans are included in average balances outstanding, but with no related interest income during the period of nonaccrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax equivalent net interest income divided by average earning assets.

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